Exhibit 1.3

CORPORATE ACCESS NUMBER: 2010999734

BUSINESS CORPORATIONS ACT

CERTIFICATE

OF

AMENDMENT

STEM CELL THERAPEUTICS CORP.
AMENDED ITS ARTICLES ON 2013/02/06.

Name/Structure Change Alberta Corporation - Registration Statement

Alberta Amendment Date: 2013/02/06

Service Request Number: 19201516
Corporate Access Number: 2010999734
Legal Entity Name:	STEM CELL THERAPEUTICS CORP.
French Equivalent Name:
Legal Entity Status:	Active

Alberta Corporation Type:	Named Alberta Corporation
New Legal Entity Name:	STEM CELL THERAPEUTICS CORP.
New French Equivalent
Name:
Nuans Number:	81484748
Nuans Date:	2004/10/05
French Nuans Number:
French Nuans Date:

Share Structure:	REFER TO THE ATTACHED SCHEDULE RE: AUTHORIZED
SHARES FORMING PART OF THESE ARTICLES
Share Transfers	NONE
Restrictions:
Number of Directors:
Min Number Of Directors:	3
Max Number Of Directors:	10
Business Restricted To:	NONE
Business Restricted From: NONE
REFER TO THE ATTACHED SCHEDULE RE: OTHER
Other Provisions:	PROVISIONS FORMING PART OF THESE ARTICLES
BCA Section/Subsection:	SECTION 173(1)(F)

Professional Endorsement
Provided:
Future Dating Required:

Annual Return

File Year Date Filed
2012	2012/08/07
2011	2011/05/31
2010	2010/06/14

Attachment

Attachment Type	Microfilm Bar Code	Date Recorded
Director Schedule	ELECTRONIC	2004/03/31
Other Rules or Provisions	ELECTRONIC	2004/03/31
Share Structure	ELECTRONIC	2004/03/31
Consolidation, Split, Exchange	ELECTRONIC	2013/02/06

Registration Authorized By: JAMES PARSONS
                                                     OFFICER

SCHEDULE OF SHARE STRUCTURE CONSOLIDATION

Pursuant to Section 173(1)(f) of the Business Corporations Act (Alberta) such that the Corporation's issued and outstanding 186,619,359 Common Shares, representing all of the issued and outstanding shares of such class, shall be consolidated on the basis of 1 new share for every 10 old shares held such that the number of issued and outstanding Common Shares after the consolidation will be 18,661,936. No fractional shares will be issued.